Exhibit 10.10

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

This Shareholder Agreement (this “Agreement”) is made and entered into effective as of March ___, 2013, by and among XG SCIENCES, INC., a Michigan corporation (the “Company”), and each of the individual and entity shareholders of the Company that are listed on Exhibit A and each of the individual and entity shareholders of the Company that execute an adoption agreement generally in the form of Exhibit B (collectively, the “Shareholders” and collectively with the Company, the “Parties”).

Recitals

Whereas, the Shareholders who are listed on Exhibit A are the beneficial owners of an aggregate of One Million Eight Thousand Two Hundred Eleven (1,008,211) shares of the Common Stock of the Company;

Whereas, certain of the Shareholders and other persons are the beneficial owners of options and warrants that entitle them to purchase Ninety-Eight Thousand Eight Hundred Ninety-Four (98,894) shares of the Common Stock of the Company (the “Shareholder Options and Warrants”);

Whereas, Aspen Advanced Opportunity Fund, LP (“Aspen”) is purchasing senior secured convertible notes (the “Convertible Notes”) from the Company pursuant to a securities purchase agreement (the “Purchase Agreement”) of the same date as this Agreement (the “Financing”);

Whereas, the Convertible Notes are convertible into Series A convertible preferred stock to be issued by the Company (the “Series A Stock”), and when issued the Series A Stock will be convertible into Common Stock of the Company;

Whereas, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

Whereas, in connection with the consummation of the Financing, the Company and the Shareholders have agreed to the provisions of this Agreement.

Agreement

Now, Therefore, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	Definitions.

Capitalized terms that are used in this Agreement but that are not otherwise defined have the following meanings:

1.1           “Shareholder Stock” and “Shareholder’s Stock” mean the shares of Common Stock, Series A Stock, and other capital stock of the Company that are now owned or are subsequently acquired by a Shareholder by gift; conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company; purchase; dividend; exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company; or any other means whether or not such securities are only registered in a Shareholder’s name or beneficially or are legally owned by such Shareholder, including any interest of a spouse in any Shareholder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Shareholder Stock owned by each of the Shareholders as of the date of this Agreement is set forth on Exhibit A, which exhibit may be amended from time to time by the Company to reflect changes in the number of shares of Shareholder Stock owned by the Shareholders, but the failure to so amend shall have no effect on any Shareholder Stock being subject to this Agreement.

1.2           “Common Stock” means shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company or the exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company.

1.3           “Full Conversion” means the deemed conversion of any outstanding Convertible Notes into Series A Stock and then into Common Stock, the deemed conversion of any outstanding Series A Stock into Common Stock, and the deemed conversion of all other outstanding convertible debt and convertible equity securities of the Company into Common Stock.

1.4           “Independent Director” means a director who is not an executive officer or employee of the Company and who does not have a relationship that, in the reasonable opinion of the Company’s board of directors, would interfere with the person’s exercise of independent judgment in carrying out his or her responsibilities as a director. A director nominated by Aspen, POSCO, or Hanwha pursuant to Section 2 is not an Independent Director.

1.5           “Transfer” means any sale, assignment, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Shareholder Stock.

1.6           “Affiliate” and “Affiliated” means, with respect to a Shareholder, any person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Shareholder, including any general partner, member, officer or director of such Shareholder and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Shareholder.

2.	BOARD OF DIRECTORS.

2.1           Size of the Board. For so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), each Shareholder agrees to vote all of the Shareholder’s Stock from time to time in whatever manner is necessary to ensure that the size of the Company’s board of directors is set and remains at seven (7) directors; provided, however, that the number of directors on the board of directors may be increased or decreased with the prior written consent of (a) Aspen and (b) Shareholders (including Aspen) who in the aggregate then own Shareholder Stock representing a majority of the then issued and outstanding voting stock of the Company.

2.2           Composition of Board. Each Shareholder agrees to vote all of the Shareholder’s Stock in the Company from time to time in whatever manner is necessary to ensure that at each annual or special meeting of Shareholders at which an election of directors is held or pursuant to any written consent of the Shareholders of the Company:

(a)          for so long as Aspen owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion):

(i)          one person nominated by Aspen is elected to the Company’s board of directors as a director; and

(ii)         two of the members of the board of directors, other than a director who is nominated by Aspen, POSCO, or Hanwha pursuant to this Section 2.2, qualify as Independent Directors;

(b)          for so long as POSCO, a South Korean corporation (“POSCO”) or its Affiliates, owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), one person nominated by POSCO is elected to the Company’s board of directors; and

(c)          for so long as Hanwha Chemical Company, a South Korean corporation (“Hanwha”) or its Affiliates, owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), one person nominated by Hanwha is elected to the Company’s board of directors.

Each of the persons nominated or appointed by one of the foregoing Shareholders shall be reasonably acceptable to the other directors of the Company. If such a Shareholder nominates or appoints a person who is not reasonably acceptable to the other directors of the Company, such Shareholder shall withdraw the nomination or appointment and consult with the other directors of the Company to select a new nominee or appointee who is reasonably acceptable to the remaining directors.

2.3           Removal of Board Members; Vacancies. Each Shareholder agrees to vote all of the Shareholder’s Stock from time to time in whatever manner is necessary to ensure that:

(a)          no director who is elected pursuant to Section 2.2 is removed from office without the consent of the nominating Shareholder, but only for so long as the nominating Shareholder or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion) (the “Minimum Ownership Requirements”); and

(b)          any vacancies created by the resignation, removal, or death of a director who is elected pursuant to Section 2.2 is filled pursuant to the provisions of Section 2.2, subject to the Minimum Ownership Requirements.

2.4           Observer. For so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion), Aspen, as an intended third party beneficiary of this Agreement, shall have the right to appoint one person to act as a non-voting observer (the “Observer”) at all regular and special meetings of the Company’s board of directors. The Observer will receive all the information a director of the Corporation receives for any regular and special meetings of the Company’s board of directors or in connection with any written consent to be executed by such directors.

2.5           Written Consents. Each of the Shareholders agrees to execute and deliver any written consent that is required to effectuate its obligations under this Section 2, and the Company agrees that at the request of Aspen, POSCO, or Hanwha the Company will call a special meeting of Shareholders for the purpose of electing directors, subject to the Minimum Ownership Requirements.

2.6           Contracts with Affiliated Persons. With the approval of a majority of the Independent Directors in each case, the Company may enter into one or more agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any officer or director of the Company, any Shareholder or their Affiliates, and may pay compensation thereunder for such goods, services or space, provided in each case the amounts payable thereunder are reasonably comparable to those which would be payable to unaffiliated persons under similar agreements, and if the determination of such amounts is made in good faith it shall be conclusive absent manifest error.

2.7           Certain Approvals. The following actions of the Company shall require the written approval of Aspen (for so long as Aspen or its Affiliates owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion)):

(i)	Create, obligate itself to create, authorize or issue (by reclassification or otherwise) any new class or classes of securities which has a preference over or being on a parity with the Series A Stock in any respect;

(ii)	Sell any material portion of the tangible or intangible assets of the Company that secure the indebtedness to Aspen;

(iii)	Incur additional secured indebtedness.

2.8           Incentive Grants. The Shareholders and the Company agree that 15% of the Shareholder Stock as of the date hereof (assuming Full Conversion) shall be reserved for issuance of incentive equity awards as determined by the Independent Directors or the compensation committee of the Company, if it exists.

3.	Voluntary Transfer by a Shareholder.

3.1           Notice of Transfer. If a Shareholder (the “Transferring Shareholder”) proposes to voluntarily Transfer any shares of Shareholder Stock (the “Transferring Shareholder’s Stock”) (including pursuant to the provisions of Section 3.5), then the Transferring Shareholder shall promptly give written notice (the “Transfer Notice”) simultaneously to the Company and to each of the other Shareholders and holders of Convertible Notes (collectively, the “Non-Transferring Parties”) at least sixty (60) days prior to the closing of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including the number of shares of the Transferring Shareholder’s Stock to be transferred, the nature of the Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.5, the Notice shall describe in reasonable detail the basis for the claimed exemption from Article 3.

3.2           Company Right of First Refusal.

(a)          Subject to Section 3.5, the Company shall have the right to purchase all or any part of the Transferring Shareholder’s Stock from the Transferring Shareholder for the consideration per share and the terms and conditions specified in the Transfer Notice. The Company may exercise such right by written notice to the Transferring Shareholder delivered no later than fourteen (14) days after receipt of the Transfer Notice.

(b)          In the event that the Company does not exercise its right within such fourteen-day period with respect to all of the Transferring Shareholder’s Stock, the Company shall, by the last day of such fourteen-day period, give written notice of that fact to the Transferring Shareholder and the Non-Transferring Parties (the “Shareholder Transfer Notice”). The Shareholder Transfer Notice shall specify the number of shares of the Transferring Shareholder’s Stock not to be purchased by the Company (the “Remaining Transferring Shareholder’s Stock”).

(c)          In the event that the Company timely exercises its right to purchase all or part of the Transferring Shareholder’s Stock, the closing of such purchase shall take place at the offices of the Company by the date that is twenty-eight (28) days after the expiration of such fourteen-day period. At the closing, the Transferring Shareholder shall deliver to the Company the certificate(s) representing the Transferring Shareholder’s Stock to be purchased by the Company, each certificate to be properly endorsed for transfer.

3.3           Shareholder Right of First Refusal.

(a)          In the event that the Company does not exercise its right pursuant to Section 3.2 with respect to all of the Transferring Shareholder’s Stock within the time period set forth in Section 3.2, each Non-Transferring Party shall, subject to Section 3.5, have the right, exercisable by written notice to the Transferring Shareholder with a copy to the Company delivered no later than fourteen (14) days after receipt of the Shareholder Transfer Notice, to purchase its pro rata share of the Remaining Transferring Shareholder’s Stock on the same terms and conditions specified in the Transfer Notice. Each Non-Transferring Parties’ pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Transferring Shareholder’s Stock, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Non-Transferring Party on the date on which the Shareholder Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Non-Transferring Parties on the date on which the Shareholder Transfer Notice is delivered. Except as set forth in Section 3.3(b), the Non-Transferring Parties who timely exercise their rights (the “Participating Parties”) and the Transferring Shareholder shall effect the purchase of the Remaining Transferring Shareholder’s Stock being purchased by the Participating Parties, including payment of the purchase price, not more than fourteen (14) days after expiration of the fourteen-day period referenced above in this Section 3.3(a), and at such time the Transferring Shareholder shall deliver to the Participating Parties the certificate(s) representing the Remaining Transferring Shareholder’s Stock to be purchased by the Participating Parties, each certificate to be properly endorsed for transfer.

(b)          In the event that not all of the Non-Transferring Parties elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to their rights under Section 3.3(a) within the time period set forth in Section 3.3(a), the Transferring Shareholder shall, by the last day of such 14-day period, give written notice to each of the Participating Parties, which shall set forth the number of shares of the Remaining Transferring Shareholder’s Stock not subscribed to by the other Non-Transferring Parties, and shall offer such Participating Parties the right to purchase such unsubscribed shares (the “Second Shareholder Notice”). Each Participating Party shall have fourteen (14) days after receipt of the Second Notice to deliver a written notice to the Transferring Shareholder with a copy to the Company of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Transfer Notice. Each Participating Parties’ pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Transferring Shareholder’s Stock not subscribed to by the other Non-Transferring Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Party on the date on which the Second Shareholder Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Parties on the date on which the Second Shareholder Notice is delivered. The Participating Parties and the Transferring Shareholder shall then effect the purchase of the Remaining Transferring Shareholder’s Stock to be purchased by such Participating Parties pursuant to this Section 3.3(b), including payment of the purchase price, not more than fourteen (14) days after expiration of the fourteen-day period referenced above in this Section 3.3(b), and at such time, the Transferring Shareholder shall deliver to the Participating Parties the certificates representing the Remaining Transferring Shareholder’s Stock to be purchased by such Participating Parties pursuant to this Section 3.3(b), each certificate to be properly endorsed for transfer. In the event that not all of the Participating Parties elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to their rights under this Section 3.3(b) within the time period set forth in this Section 3.3(b), the foregoing process shall be repeated with respect to the Participating Parties who did elect to purchase their respective pro rata shares of the Remaining Transferring Shareholder’s Stock pursuant to this Section 3.3(b) until either all of the Remaining Transferring Shareholder’s Stock is subscribed to pursuant to this Section 3.3(b) or no Participating Party desires to subscribe to additional shares of the Remaining Transferring Shareholder’s Stock.

3.4           Right of Co-Sale.

(a)          In the event that the Non-Transferring Parties fail to exercise their respective rights to purchase all of the Remaining Transferring Shareholder’s Stock pursuant to Section 3.3, and that following the exercise or expiration of the rights of purchase set forth in Section 3.3 the Transferring Shareholder proposes to sell shares of Shareholder Stock on the terms and conditions set forth in the Transfer Notice that represent more than five percent (5%) of the shares of Shareholder Stock then outstanding (assuming Full Conversion), then the Transferring Shareholder shall deliver to the Company and to each Non-Transferring Party that is not a Participating Party (a “Co-Sale Right Holder”) written notice (the “Co-Sale Notice”) that each Co-Sale Right Holder shall have the right, exercisable by written notice to the Transferring Shareholder with a copy to the Company (the “Sale Participation Notice”) delivered no later than fourteen (14) days after receipt of the Co-Sale Notice (such fourteen-day period, the “Exercise Period”), to sell shares of the Co-Sale Right Holder’s Shareholder Stock on the same terms and conditions specified in the Transfer Notice (provided that the price set forth in the Transfer Notice with respect to shares of Shareholder Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Series A Stock or other preferred stock to be sold). The Sale Participation Notice shall indicate the number of shares of Shareholder Stock such Co-Sale Right Holder wishes to sell (which number shall not exceed the total number of shares of Transferring Shareholder Stock, specified in the Transfer Notice). The Transferring Shareholder shall use commercially reasonable efforts to interest the prospective purchaser of the Transferring Shareholder’s Stock (the “Offeror”) in purchasing, in addition to the Transferring Shareholder’s Stock, the Shareholder Stock that the Co-Sale Right Holders wish to sell.

(b)          If the Offeror does not wish to purchase the Transferring Shareholder’s Stock and all of the Shareholder Stock made available for purchase by the participating Co-Sale Right Holders (the “Co-Sale Participants”), then the Transferring Shareholder shall promptly notify each of the Co-Sale Participants of such fact (the “Proration Notice”), and each of the Co-Sale Participant and the Transferring Shareholder shall be entitled to sell, at the price and on the terms and conditions set forth in the Transfer Notice (provided that the price set forth in the Transfer Notice with respect to shares of Shareholder Stock shall be appropriately adjusted, if necessary, based on the conversion ratio of any Series A Stock or other preferred stock to be sold), a portion of the relevant Shareholder’s Stock being offered for sale to the Offeror, in the same proportion as such Transferring Shareholder’s or Co-Sale Participant’s (as the case may be) ownership of shares of Common Stock (assuming Full Conversion) on the date on which the Proration Notice is delivered bears to the aggregate number of shares of Common Stock (assuming Full Conversion) owned in the aggregate by the Transferring Shareholder and the Co-Sale Participants on the date on which the Proration Notice is delivered. The Proration Notice shall indicate the total number of shares of Shareholder Stock the Offeror is willing to purchase. Each Co-Sale Participant exercise its prorate co-sale rights by delivering written notice to the Transferring Shareholder no later than fourteen (14) days after receipt of the Proration Notice.

(c)          Each Co-Sale Participant shall effect its participation in the Transfer by timely delivering to the Transferring Shareholder, for transfer to the Offeror, one or more certificates, properly endorsed for transfer, which represent:

(i)          the number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii)         that number of shares of Series A Stock and other preferred stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the Offeror objects to the delivery of preferred stock in lieu of Common Stock, such Co-Sale Participant shall convert such preferred stock into Common Stock pursuant to the relevant provisions of the Company’s Articles of Incorporation and such preferred stock, and deliver Common Stock as provided in Section 3.4(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such Shareholder Stock to the Offeror.

(d)          The stock certificate or certificates that the Co-Sale Participant delivers to such Transferring Shareholder pursuant to Section 3.4(c) shall be transferred to the Offeror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferring Shareholder shall concurrently remit to the Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in the sale. To the extent that the Offeror refuses to purchase shares or other securities from a Co-Sale Participant that the Co-Sale Participant has elected to sell pursuant to this Section 3.4, the Transferring Sharehorder shall not sell to the prospective purchaser or purchasers any Shareholder Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases such shares or other securities from such Co-Sale Participant on the same terms and conditions as are specified in the Co-Sale Notice, subject to the proration required by Section 3.4(b).

(e)          The exercise or non-exercise of the rights of any Co-Sale Right Holder to participate in one or more Transfers of Shareholder Stock made by a Transferring Shareholder will not adversely affect its right to participate in subsequent Transfers of Shareholder Stock pursuant to Article 3, provided that the Shareholder then otherwise meets the requirements of Article 3.

(f)          The transactions contemplated by the Transfer Notice, including the exercise of any right of first refusal and/or co-sale under this Article 3, shall be consummated in any event not later than ninety (90) days after the expiration of the Exercise Period and only on the terms of the Transfer Notice and in compliance with Article 3. Any Transfer after the expiration of such ninety-day period, any proposed Transfer on terms and conditions more favorable than those described in the Transfer Notice, and any subsequent or additional proposed Transfer of any Shareholder Stock by a Transferring Shareholder, shall again be subject to the first refusal and co-sale rights of the Non-Transferring Parties and shall require compliance by the Transferring Shareholder with the procedures described in this Article 3.

3.5           Exempt Transfers.

(a)          Exempt Transfers. Notwithstanding anything to the contrary in this Agreement, the first refusal and co-sale rights of the Shareholders set forth above in this Article 3 shall not apply to any Transfer by a Shareholder that is: (a) a partnership Transferring to its partners or to any other individual or entity that is an Affiliate of such Shareholder or to any beneficial owners of any Affiliates; (b) a corporation Transferring to any Affiliate; (c) a limited liability company Transferring to its members or to any other individual or entity that is an Affiliate of such beneficial owners of any Affiliate; or (d) an individual Transferring to a revocable trust for the benefit of the individual Shareholder or his or her spouse or children; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if it were an original Shareholder under this Agreement, and all transferred Shareholder Stock shall remain “Shareholder Stock” under this Agreement, and such transferee shall be treated as a “Shareholder” for purposes of this Agreement.

(b)          Registration Exemption. Notwithstanding anything to the contrary in this Agreement, the provisions of this Article shall not apply to the sale of any Shareholder Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

4.	Death of a Shareholder.

4.1           Company Right of First Refusal.

(a)          Upon the death of an individual Shareholder (the “Deceased Shareholder”), the Company shall have the right to purchase all or any part of the Shareholder Stock of the Deceased Shareholder (the “Deceased Shareholder Stock” or the “Deceased Shareholder’s Stock”) from the estate (or trust) of the Deceased Shareholder for the purchase price and on the other terms set forth in this Article 4. The Company may exercise such right by written notice to the Deceased Shareholder’s personal representative (or successor trustee) no later than ninety (90) days after the date on which the Company receives notice of the Deceased Shareholder’s death.

(b)          In the event the Company does not exercise its right within such ninety-day period with respect to all of the Deceased Shareholder’s Stock, the Company shall, by the last day of such ninety-day period, give written notice of that fact to the Deceased Shareholder’s personal representative (or successor trustee) and to the Shareholders other than the Deceased Shareholder (the “Decedent Notice”). The Decedent Notice shall specify the number of shares of the deceased Shareholder’s Stock not purchased by the Company (the “Remaining Deceased Shareholder’s Stock”).

(c)          In the event that the Company timely exercises its right to purchase all or part of the Deceased Shareholder’s Stock, the Deceased Shareholder’s personal representative (or successor trustee) will sell such Deceased Shareholder’s Stock to the Company for the purchase price and on the other terms set forth in this Article 4.

4.2           Shareholder Right of First Refusal.

(a)          In the event that the Company does not exercise its right pursuant to Section 4.1 with respect to all of the Deceased Shareholder’s Stock within the time period set forth in Section 4.1, each Shareholder other than the Deceased Shareholder and each holder of Convertible Notes (the “Offeree Parties”) shall have the right, exercisable by written notice to the Deceased Shareholder’s personal representative (or successor trustee) with a copy to the Company delivered no later than thirty (30) days after receipt of the Decedent Notice, to purchase its pro rata share of the Remaining Deceased Shareholder’s Stock, for the purchase price and on the other terms set forth in this Article 4. Each Offeree Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Deceased Shareholder’s Stock, and (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Offeree Party on the date on which the Decedent Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Offeree Parties on the date on which the Decedent Notice is delivered.

(b)          In the event that not all of the Offeree Parties elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to their rights under Section 4.2(a) within the time period set forth in Section 4.2(a), the Company shall give written notice to each of the Offeree Parties who did elect to purchase its respective pro rata share of the shares of the Remaining Deceased Shareholder’s Stock (the “Participating Offeree Parties”), which shall set forth the number of Remaining Deceased Shareholder’s Stock not subscribed to by the other Offeree Parties, and shall offer such Participating Offeree Parties the right to purchase such unsubscribed shares (the “Second Decedent Notice”). Each Participating Offeree Party shall have fourteen (14) days after receipt of the Second Decedent Notice to deliver a written notice to the Deceased Shareholder’s personal representative (or successor trustee) with a copy to the Company of its election to purchase its pro rata share of the unsubscribed shares, for the purchase price and on the other terms set forth in this Article 4. Each Participating Offeree Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Deceased Shareholder’s Stock not subscribed to by the other Offeree Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Offeree Party on the date on which the Second Decedent Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Offeree Parties on the date on which the Second Decedent Notice is delivered. In the event that not all of the Participating Offeree Parties elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to their rights under this Section 4.2(b) within the time period set forth in this Section 4.2(b), the foregoing process shall be repeated with respect to the Participating Offeree Parties who did elect to purchase their respective pro rata shares of the Remaining Deceased Shareholder’s Stock pursuant to this Section 4.2(b) until either all of the Remaining Deceased Shareholder’s Stock is subscribed to pursuant to this Section 4.2(b) or no Participating Offeree Party desires to subscribe to additional shares of the Remaining Deceased Shareholder’s Stock.

4.3           Deceased Shareholder’s Shareholder Stock. For purposes of this Agreement, “Deceased Shareholder’s Stock” means Shareholder Stock owned at the time of the Deceased Shareholder’s death by: (i) the Deceased Shareholder; or (ii) the trustee of a trust settled by the Deceased Shareholder.

4.4           Purchase Price for Deceased Shareholder’s Stock. The purchase price for the Deceased Shareholder’s Stock shall be its fair market value as of the last day of the month that immediately precedes the month in which the Deceased Shareholder died, as determined by the mutual agreement of the purchasing parties (the Company and/or the Participating Offeree Parties) and the Deceased Shareholder’s personal representative (or successor trustee). If the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee) cannot agree on the fair market value of the Deceased Shareholder’s Stock within sixty (60) days after the earlier of the expiration of the last time period referenced above and the date on which all of the Deceased Shareholder’s Stock has been subscribed to by the Company and/or the Offeree Parties, then the fair market value of the Deceased Shareholder’s Stock shall be determined by appraisal performed by a professional appraiser or certified public accountant qualified by experience and ability to appraise the shares of stock of a closely held company similar to the Company (a “Qualified Appraiser”) who is acceptable to all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee) cannot agree on a Qualified Appraiser, then the purchasing parties shall by majority vote (each purchasing party is allowed one vote) select a Qualified Appraiser, and the Deceased Shareholder’s personal representative (or successor trustee) shall select a Qualified Appraiser. If only the purchasing parties, on the one hand, or only the Deceased Shareholder’s personal representative (or successor trustee), on the other hand, select a Qualified Appraiser, that appraiser’s written opinion on the fair market value of the Deceased Shareholder’s Stock shall be conclusive and binding on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If the purchasing parties, on the one hand, and the Deceased Shareholder’s personal representative (or successor trustee), on the other hand, both select a Qualified Appraiser and the two (2) Qualified Appraisers agree on the fair market value of the Deceased Shareholder’s Stock, their written opinion shall be conclusive and binding on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee). If the two Qualified Appraisers disagree on the fair market value of the Deceased Shareholder’s Stock, they shall appoint a third Qualified Appraiser mutually acceptable to them, and the written opinion of the third Qualified Appraiser shall be conclusive and binding as to the fair market value of the Deceased Shareholder’s Shares on all of the purchasing parties and the Deceased Shareholder’s personal representative (or successor trustee).

4.5           Settlement Date. The settlement date for a purchase under this Article 4 will he such date as may be mutually agreed upon by the parties to the purchase, but in no event later than 270 days after the Deceased Shareholder’s date of death.

4.6           Insurance. The Company may apply for and own policies of insurance on the lives of any or all Shareholders, with the Company named as beneficiary, to provide for part or all of the funds necessary for the Company to discharge its rights under this Agreement. The Company will pay all premiums on any such policies.

4.7           Payment When Insurance Proceeds Equal or Exceed the Purchase Price. Upon the death of a Shareholder, the Company will promptly take all necessary steps to collect any proceeds of insurance on the Deceased Shareholder’s life. If said insurance proceeds equal or exceed the purchase price and the Company exercises its option pursuant to Section 4.1, then the Company will pay the entire purchase price to the Deceased Shareholder’s estate or trust, as the case may be, as soon as possible after the value of the Deceased Shareholder’s Stock has been determined and the insurance proceeds have been collected by the Company.

4.8           Payment When Purchase Price Is In Excess of Insurance, or When There Is No Insurance. If the Company does not hold insurance on the Deceased Shareholder’s life for purposes of buying the Deceased Shareholder’s Stock, if the purchase price for the Deceased Shareholder’s Stock exceeds the proceeds of any insurance on the life of the Deceased Shareholder, or to the extent that the Offeree Parties are purchasing the Deceased Shareholder’s Stock, the following procedure will be used:

(a)          Notice. Within ten (10) days of receiving notice from the Company or the Offeree Parties that one of the conditions in the introduction to this Section 4.8 exists, the legal representative of the Deceased Shareholder (hereinafter called the “Decedent Seller”) will deposit any Deceased Shareholder Stock to be purchased with the Company, and each of the purchasing parties (the Company and/or the Participating Offeree Parties) will pay the down payment to and issue a promissory note to the Seller pursuant to Section 4.8(b) below.

(b)          Payment of Purchase Price. Simultaneously with the deposit of the Deceased Shareholder’s Stock by the Seller with the Company, each purchasing party (the Company and/or the Participating Offeree Parties): (i) will pay to the Seller a down payment equal to ten percent (10%) of the purchase price for the Deceased Shareholder’s Stock being purchased by that purchaser; and (ii) will deposit with the Decedent Seller a promissory note in the amount of the unpaid balance of the purchase price for the Deceased Shareholder’s Stock being purchased by that purchaser. The promissory note will be executed by the purchasing party and delivered to the Decedent Seller, and will provide that the face amount of the promissory note evidencing the unpaid balance of the purchase price will be payable in ten (10) annual installments of principal and interest beginning on the first anniversary of the first day of the month first following the date of the down payment referred to above. The per annum interest rate on the unpaid balance of each of the promissory notes will be 1% plus the “prime rate” as reported in The Wall Street Journal (United States edition) last published before the date on which the note is deposited with the Seller, or if The Wall Street Journal (United States edition) no longer publishes a “prime rate,” the last “prime rate” announced before the date on which the note is deposited with the Seller by the financial institution with which the Company maintains its primary banking relationship. When a promissory note is paid, the Seller will cancel the note so paid and return it to the Company.

4.9           Delivery of Stock. Upon full payment of the purchase price or upon the payment of the down payment and delivery of the proper promissory note(s) for the Deceased Shareholder’s Stock being purchased by a purchaser, the certificate or certificates for the Deceased Shareholder’s Stock being purchased by a purchaser will be duly assigned, transferred and delivered by the holder or holders thereof to the purchaser, together with any and all other documents required to effectuate the transfer of such stock to the purchaser.

4.10         Transfer to Estate or Trust. If, at the end of the option periods described in Sections 4.1 and 4.2, the Company and the Offeree Parties have not purchased all of the Deceased Shareholder’s Stock, then the Deceased Shareholder’s Stock not to be sold to the Company or to the Offeree Parties will transfer to the Shareholder’s heirs or trust, as the case may be; provided that any Shareholder Stock transferred as described above will remain subject to all of the terms of this Agreement.

5.	Involuntary Transfers.

5.1           Involuntary Transfer. If any Shareholder Stock becomes subject to a Transfer by operation of law (an “Involuntary Transfer”). such Shareholder (the “Debtor Shareholder”) and the creditor shall give written notice of the Involuntary Transfer (the “Involuntary Transfer Notice”) simultaneously to the Company and to each of the other Shareholders and holders of Convertible Notes (collectively, the “Non-Debtor Parties”) prior to or within ten (10) days after the date on which the Shareholder Stock of the Debtor Shareholder (the “Debtor Shareholder’s Stock”) becomes subject to Involuntary Transfer. An Involuntary Transfer includes, without limitation, any of the following:

(a)          a sale or other disposition of any Shareholder Stock by a trustee or debtor in possession appointed or retained in a bankruptcy case of a Shareholder;

(b)          a sale of any Shareholder Stock at any creditors’ or judicial sale;

(c)          a transfer of any Shareholder Stock arising out of any pledge or security agreement; or

(d)          a transfer or other disposition of any Shareholder Stock in connection with a divorce or separation proceeding (including any property settlement agreement in contemplation of any divorce or separation proceeding).

5.2           Option of the Company.

(a)          Transmittal to the Company of the Involuntary Transfer Notice, which is enforceable by specific performance, will constitute an offer by the Debtor Shareholder and the creditor to sell to the Company all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4 as if the Debtor Shareholder had died. The Company may accept such offer as to all or any part of the Debtor Shareholder’s Stock by written notice to the Debtor Shareholder or the creditor, as the case may be, delivered no later than ninety (90) days after receipt of the Involuntary Transfer Notice.

(b)          In the event that the Company does not exercise its right within such ninety-day period with respect to all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer, the Company shall, by the last day of such ninety-day period, give written notice of that fact to the Debtor Shareholder or the creditor, as the case may be, and the Non-Debtor Parties (the “Shareholder Involuntary Transfer Notice”). The Shareholder Involuntary Transfer Notice shall specify the number of shares of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer but is not to be purchased by the Company (the “Remaining Debtor Shareholder’s Stock”).

5.3           Options of Non-Debtor Parties.

(a)          If the Company does not exercise its option with respect to all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer in accordance with Section 5.2, then the Debtor Shareholder or the creditor, as the case may be, will be deemed to have offered to sell the Remaining Debtor Shareholder’s Stock to each of the Non-Debtor Parties at the price and upon the terms set forth in Section 5.2. Each Non-Debtor Party shall have the right, exercisable by written notice to the Debtor Shareholder or the creditor, as the case may be, with a copy to the Company delivered no later than thirty (30) days after receipt of the Shareholder Involuntary Transfer Notice, to purchase its pro rata share of the Remaining Debtor Shareholder’s Stock subject to the Shareholder Involuntary Transfer Notice, at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4 as if the Debtor Shareholder had died. Each Non-Debtor Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Debtor Shareholder’s Stock, and (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Non-Debtor Party on the date on which the Shareholder Involuntary Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Non-Debtor Parties on the date on which the Shareholder Involuntary Transfer Notice is delivered.

(b)          In the event that not all of the Non-Debtor Parties elect to purchase their respective pro rata shares of the Remaining Debtor Shareholder’s Stock pursuant to their rights under Section 5.3(a) within the time period set forth in Section 5.3(a), the Company shall give written notice to each of the Non-Debtor Parties who did elect to purchase its respective pro rata share of the Remaining Debtor Shareholder’s Stock (the “Participating Non-Debtor Parties”), which shall set forth the number of Remaining Debtor Shareholder’s Stock not subscribed to by the other Non-Debtor Parties, and shall offer such Participating Non-Debtor Parties the right to purchase such unsubscribed shares (the “Second Shareholder Involuntary Transfer Notice”). Each Participating Non-Debtor Party shall have the right, exercisable by written notice to the Debtor Shareholder or the creditor, as the case may be, with a copy to the Company delivered no later than thirty (30) days after receipt of the Second Shareholder Involuntary Transfer Notice, to purchase its pro rata share of the unsubscribed shares, at a purchase price per Share and on the other terms of purchase determined pursuant to Article 4 as if the Debtor Shareholder had died. Each Participating Non-Debtor Party’s pro rata share shall be equal to the product obtained by multiplying: (i) the aggregate number of shares of the Remaining Debtor Shareholder’s Stock not subscribed to by the other Non-Debtor Parties, by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming Full Conversion) owned by the Participating Non-Debtor Party on the date on which the Second Shareholder Involuntary Transfer Notice is delivered and the denominator of which is the total number of shares of Common Stock (assuming Full Conversion) owned by all of the Participating Non-Debtor Parties on the date on which the Second Shareholder Involuntary Transfer Notice is delivered. In the event that not all of the Participating Non-Debtor Parties elect to purchase their respective pro rata shares of the Remaining Debtor’s Shareholder’s Stock pursuant to their rights under this Section 5.3(b) within the time period set forth in this Section 5.3(b), the foregoing process shall be repeated with respect to the Participating Non-Debtor Parties who did elect to purchase their respective pro rata shares of the Remaining Debtor Shareholder’s Stock pursuant to this Section 5.3(b) until either all of the Remaining Debtor Shareholder’s Stock is subscribed to pursuant to this Section 5.3(b) or no Participating Non-Debtor Party desires to subscribe to additional shares of the Remaining Deceased Shareholder’s Stock.

5.4           Transfer to Creditor. If, at the end of the option periods described in Sections 5.2 and 5.3, the Company and the Non-Debtor Parties have not purchased all of the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer, then the Debtor Shareholder’s Stock that is the subject of the Involuntary Transfer and not to be sold to the Company or to the Non-Debtor Parties will transfer to the creditor by operation of law or remain the property of the creditor, as the case may be; provided that any Shareholder Stock transferred as described above will remain subject to all of the terms of this Shareholder Agreement.

6.	Prohibited Transfers.

6.1           General Prohibition. Shareholder Stock may not be transferred except as expressly permitted or required by this Agreement.

6.2           Call Option.

(a)          In the event of a Transfer in violation of Section 3.2 and 3.3 (a “Prohibited Transfer”), the Shareholders other than the Shareholder whose Shareholder Stock (the “Breaching Shareholder”) is subject to the Prohibited Transfer and the holders of Convertible Notes (collectively, the “Non-Breaching Parties”) shall have the option to purchase from the purchaser or transferee of the Shareholder Stock transferred in violation of this Agreement, the number of shares that the Non-Breaching Parties would have been entitled to purchase had such Prohibited Transfer been effected in accordance with this Agreement, on the following terms and conditions:

(i)          The price per share at which the shares are to be purchased by the Non-Breaching Parties shall be equal to the lower of the price per share paid to such Breaching Shareholder by the third party purchaser or purchasers of such Shareholder Stock that is subject to the Prohibited Transfer, or a purchase price per Share determined pursuant to Article 4 as if the Breaching Shareholder had died; and

(ii)         The Breaching Shareholder effecting such Prohibited Transfer shall reimburse the Non-Breaching Parties for any expenses, including legal fees and expenses, incurred in effecting such purchase.

6.3           Put Option.

(a)          In the event that a Transferring Shareholder should sell any Shareholder Stock in contravention of the co-sale rights of each Non-Transferring Party under Section 3.4 of this Agreement (a “Prohibited Sale”), each Non-Transferring Party, in addition to such other remedies as may be available at law, in equity or under this Agreement, shall have the put option provided for below, and such Transferring Shareholder shall be bound by the applicable provisions of such option.

(b)          In the event of a Prohibited Sale, each Non-Transferring Party shall have the right to sell to such Transferring Shareholder the type and number of shares of Common Stock that is equal to the number of shares each Non-Transferring Party would have been entitled to Transfer to the purchaser under Section 3.4 had the Prohibited Sale been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

(i)          The price per share at which the shares are to be sold to the Transferring Shareholder shall be equal to the price per share paid by the purchaser to such Transferring Shareholder in such Prohibited Sale. The Transferring Shareholder shall also reimburse each Non-Transferring Party for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of such Non-Transferring Party’s rights under Section 3.4 and this Section 6.3.

(ii)         Within sixty (60) days after the date on which a Non-Transferring Party received notice of the Prohibited Sale or otherwise became aware of the Prohibited Sale, such Non-Transferring Party shall, if exercising the option provided for in this Section 6.3, tender to the Transferring Shareholder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii)       The Transferring Shareholder shall, upon tender of the certificate or certificates for the shares to be sold by a Non-Transferring Party, pursuant to this Section 6.3, pay the aggregate purchase price and the amount of reimbursable fees and expenses, as specified in Section 6.3(b)(i), in cash or by other means acceptable to the Non-Transferring Party.

7.          Bring-Along Rights

7.1           Bring-Along Transfer. If one or more Shareholders (the “Bring-Along Sellers”) propose to Transfer (in a Transfer consummated in a single Transfer or a series of related Transfers to a single purchaser or a group of purchasers as part of a single transaction or group of related transactions) to a non-Shareholder third Party offeror(s) (a “Third Party”) Shareholder Stock that represents more than fifty percent (50%) of the then-outstanding shares of Common Stock (assuming Full Conversion) (a “Bring Along Transfer”), then the Bring-Along Sellers will have the right (the “Bring Along Right”), but not the obligation, to cause each of the Shareholders who are not Bring-Along Sellers to tender to the Third Party for purchase, at the same price per share and on the same terms of payment and conditions as apply to the Bring-Along Sellers, a number of shares of each class of Shareholder Stock held by the Shareholder that is equal to the product obtained by multiplying: (i) the aggregate number of shares of such class of Shareholder Stock held by the Shareholder, and (ii) a fraction, the numerator of which is the aggregate number of Common Stock (assuming Full Conversion) that the Bring-Along Sellers propose to Transfer to the Third Party and the denominator of which is the aggregate number of shares of Common Stock (assuming Full Conversion) owned by the Bring-Along Sellers. If the Bring-Along Sellers exercise the Bring-Along Right provided for in this Section 7.1, then Article 3 shall not apply to the Transfers by the Bring-Along Sellers or pursuant to the exercise of the Bring-Along Right, and such Transfers shall not be a Prohibited Transfer or a Prohibited Sale.

7.2           Bring-Along Notice. If the Bring-Along Sellers elect to exercise the Bring-Along Right provided for in Section 7.1, then the Bring-Along Sellers shall provide written notice (the “Bring Along Notice”) to the Company and to the other Shareholders and holders of Convertible Notes. Each Bring-Along Notice will set forth (i) the name and address of the Third Party to which the Bring-Along Sellers proposes to transfer Shareholder Stock and the number of shares of each class of Shareholder Stock proposed to be transferred. (ii) the nature of the proposed Transfer, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party and any other material terms pertaining to the Transfer (the “Third Party Terms”), and (iv) that the Third Party has been informed of the rights provided for in this Article 7 and has agreed to purchase Shareholder Stock in accordance with the terms of this Article 7. The Bring-Along Notice will be given at least thirty (30) days before settlement of the proposed Transfer.

7.3           Consummation. Upon the giving of a Bring-Along Notice, each Shareholder will be entitled and obligated to sell the number of shares of Shareholder Stock described above to the Third Party on the Third Party Terms; neither the Bring-Along Sellers nor any other Shareholder will be obligated to consummate the sale of any shares of Shareholder Stock pursuant to this Article 7 if the Third Party does not purchase all shares of Shareholder Stock that the Shareholders are entitled and required to sell pursuant to this Article 7.

7.4           Settlement. At the settlement of any transaction completed pursuant to this Article 7, the Third Party will remit to each Shareholder the consideration for the total sales price of the shares of Shareholder Stock such Shareholder sold pursuant to this Article 7, upon delivery by the Shareholder of the certificate(s) representing the Shareholder Stock to be purchased by the Third Party, each certificate to be properly endorsed for transfer.

8.          Preemptive Rights.

8.1           Subsequent Offerings. Subject to applicable securities laws, each Shareholder and holder of Convertible Notes shall have the right to purchase its pro rata share of all Shareholder Stock that the Company may, from time to time, propose to sell, issue, or exchange after the date of this Agreement, other than the Shareholder Stock excluded by Section 8.4. Each Shareholder’s pro rata share shall be equal to the ratio of (i) the aggregate number of shares of the Company's Common Stock (assuming Full Conversion) owned by the Shareholder at the time of the delivery of the Preemptive Rights Notice to (ii) the aggregate number of shares of Common Stock (assuming Full Conversion) owned by all of the Shareholders at the time of the delivery of the Preemptive Rights Notice.

8.2           Exercise of Rights. If the Company proposes to issue, sell or exchange any Shareholder Stock, it shall give each Shareholder and holder of Convertible Notes a written notice (the “Preemptive Rights Notice”) that shall (i) identify and describe the Shareholder Stock being issued, sold or exchanged, (ii) describe the price and other terms upon which it is to be issued, sold or exchanged, and the number or amount of the shares of Shareholder Stock to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Shareholder Stock are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Shareholder its pro rata share of such Shareholder Stock. Each Shareholder and holder of Convertible Notes shall have thirty (30) days from the giving of the Preemptive Rights Notice to agree to purchase its pro rata share of the Shareholder Stock for the price and upon the terms and conditions specified in the Preemptive Rights Notice by giving written notice to the Company and stating therein the number of shares of Shareholder Stock to be purchased.

8.3           Closing. The parties exercising their preemptive rights and the Company shall effect the purchase of the Shareholder Stock to be issued to such exercising parties pursuant to this Article, including payment of the purchase price, not more than twenty-one (21) days after the expiration of the foregoing option periods, and at such time, the Company shall deliver to the parties exercising their preemptive rights the certificates representing the Shareholder Stock to be purchased by such parties exercising their preemptive rights pursuant to this Article 8. If the Company complies with this Article 8, the Company may issue, sell or exchange on the terms set forth in the Preemptive Rights Notice an amount of Shareholder Stock that was offered to the Shareholders and holders of Convertible Notes free of any additional preemptive rights established by this Article 8.

8.4           Excluded Securities. The preemptive rights established by this Article 8 shall have no application to any of the following Shareholder Stock:

(a)          Shares of Shareholder Stock and/or options, warrants or other Shareholder Stock purchase rights issued to, and the Shareholder Stock issued pursuant to such options, warrants or other purchase rights, employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company’s board of directors;

(b)          Shareholder Stock issued or issuable pursuant to any rights or agreements, options, warrants, or convertible securities outstanding as of the date of this Agreement, including Shareholder Stock issued upon the conversion of the Convertible Notes or the Series A Stock;

(c)          Shareholder Stock issued pursuant to any convertible securities granted after the date of this Agreement to the extent that the rights of first refusal established by this Article 8 were complied with or were inapplicable pursuant to any provision of this Article 8 with respect to the initial sale, issuance, or exchange by the Company of such convertible securities;

(d)          Any Shareholder Stock issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the board of directors and by a majority of the outstanding shares of Common Stock then held by Shareholders;

(e)          shares of Common Stock issued in connection with any stock split, stock dividend or subdivision by the Company that is approved by the board of directors;

(f)          up to Three Hundred Thousand (300,000) (or such greater amount as may be approved by a majority of the outstanding shares of Common Stock then held by Shareholders) shares of any Shareholder Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the board of directors; and

(g)          any Shareholder Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, strategic alliances, manufacturing, marketing or distribution arrangements, and (ii) technology transfer or development arrangements; provided that, in each case, the issuance of shares therein has been approved by the board of directors and a majority of the outstanding shares of Common Stock then held by Shareholders.

9.          Covenant Not To Compete; Nonsolicitation.

9.1           Restrictions While a Shareholder. While a Shareholder who is a natural person is a Shareholder of the Company (and while a trust, for the benefit of the natural person or his or her spouse or children, is a Shareholder of the Company), the natural person agrees that he or she will not, directly or indirectly, either alone or in association with others, in any other capacity: (i) conduct, become engaged in, or interested in, any business that competes, directly or indirectly, with the business of the Company or any of its Affiliates worldwide; (ii) solicit, divert or take away or attempt to solicit, divert or take away, directly or indirectly, any of the Company’s or its Affiliates current, prior, or prospective customers; or (iii) solicit or attempt to solicit any person who is employed or engaged to perform services by the Company or its Affiliates to leave his or her employment or engagement with Company or its Affiliates. Notwithstanding anything to the contrary herein, this Section 9.1 shall not be violated, however, by the passive ownership by the natural person of up to 2% of a class of outstanding publicly traded shares of a corporation that is listed or quoted on a national securities exchange, including any such corporation that competes with the business of the Company.

9.2           Restrictions After Disposition of Shareholder Stock. Any natural person who is a Shareholder of the Company and who sells or otherwise transfers or surrenders all of his or her Shareholder Stock (including any natural person who settled a trust, for the benefit of the natural person or his or her spouse or children, that is a Shareholder of the Company and that sells or otherwise transfers or surrenders all of its Shareholder Stock), either to the Company, another Shareholder, or to a third party, agrees that he or she will not, for a period of three (3) years from the date of sale, directly or indirectly, either alone or in association with others, for himself or herself or in any other capacity: (i) conduct, become engaged in, or interested in, any business that competes, directly or indirectly, with the business of the Company or any of its Affiliates worldwide; (ii) solicit, divert or take away or attempt to solicit, divert or take away, directly or indirectly, any of the Company’s or its affiliates current, prior, or prospective customers; or (iii) solicit or attempt to solicit any person who is employed or engaged to perform services by the Company or its affiliates to leave his or her employment or engagement with Company or its Affiliates. Notwithstanding anything to the contrary herein, this Section 9.2 shall not be violated, however, by the passive ownership by the natural person of up to 2% of a class of outstanding publicly traded shares of a corporation that is listed or quoted on a national securities exchange, including any such corporation that competes with the business of the Company.

9.3           Judicial Determination. The Company and the Shareholders agree that the restrictions set forth in this Article 9 are reasonable in light of the nature of the Parties’ business. However, should any court of competent jurisdiction determine that these restrictions are unreasonable, then the Parties agree that the restrictions shall, without further acts of the Parties, be modified or amended to conform to the judgment of the court as to what would be reasonable, with the restrictions of this Article 9 to be limited in accordance with such judgment.

9.4           Remedies. In the event of any breach of this Article 9 by a Shareholder, the Company shall be entitled to the remedies set forth in this Agreement, as well as injunctive relief and damages, together with any reasonable attorneys’ fees or costs incurred as a result of such breach, and awarded by the court. Shareholders shall not have standing to enforce this Article 9.

9.5           Entity Shareholders. Each Shareholder who is not a natural person (and is not a trust for the benefit of a natural person or his or her spouse or children) will enter a nondisclosure agreement on terms that are reasonably acceptable to the Company.

10.        Confidentiality.

10.1         General Restriction. While a Shareholder is a shareholder of the Company and following the transfer or surrender of all of its Shareholder Stock, the Shareholder agrees to keep all information relating to the Company, its Affiliates, and their businesses, however obtained, confidential and not to disclose such information to any person or use such information for his benefit or the benefit of any other person or entity. A Shareholder’s obligations with respect to such information will not include any information that (i) is or becomes part of the public domain without violation of this Agreement, (ii) has been rightfully received by the Shareholder from a third person not under obligation of confidentiality to the Company and without breach of this Agreement, or (iii) is independently developed by the Shareholder without use or access to any such information.

10.2        Judicial Determination. The Company and Shareholders agree that the restrictions set forth in this Article 10 are reasonable in light of the nature of the Parties’ business. However, should any court of competent jurisdiction determine that these restrictions are unreasonable, then the Parties agree that the restrictions shall, without further acts of the Parties, be modified or amended to conform to the judgment of the court as to what would be reasonable, with the restrictions of this Article 10 to be limited in accordance with such judgment.

10.4        Remedies. In the event of any breach of this Article 10 by a Shareholder, the Company shall be entitled to the remedies set forth in this Agreement, as well as injunctive relief and damages, together with any reasonable attorneys’ fees or costs incurred as a result of such breach, and awarded by the court. Shareholders shall not have standing to enforce this Article 10.

11.       Power of Attorney.

11.1        The officers of the Company are hereby appointed as attorney-in-fact to effectuate Transfers of Shareholder Stock that are required by and consummated in compliance with the requirements of this Agreement by entering the required Transfer on the books of the Company. The Parties agree that the officers may exercise their power of attorney to enter such a Transfer of Shareholder Stock on the books of the Company to effectuate Transfers of Shareholder Stock that are required by and consummated incompliance with the requirements of this Agreement regardless of whether a Shareholder tenders its Shareholder Stock to the Company for Transfer.

12.       LEGEND.

12.1        Each certificate representing shares of Shareholder Stock now or hereafter owned by any Shareholder shall be endorsed with the following legend:

THE SALE, OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

12.2       The Shareholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 12.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Shareholder following termination of this Agreement.

13.       MISCELLANEOUS.

13.1         Conditions to Exercise of Rights. Exercise of the Shareholders' rights under this Agreement shall be subject to and conditioned upon compliance with applicable laws.

13.2         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Michigan, excluding the principles of conflicts of law.

13.3         Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to any Party to this Agreement (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) a majority of the Company's board of directors, and (ii) persons holding, in the aggregate, shares of Shareholder Stock representing at least sixty percent (60%) of the voting power of all shares of Shareholder Stock then held by Shareholders and their permitted assignees; provided that Article 2 may not be so amended without the consent of Aspen, POSCO, and Hanwha, subject to the Minimum Ownership Requirements, and provided further that for so long as Aspen owns 10% or more of the aggregate outstanding Shareholder Stock (assuming Full Conversion) no provision of this Agreement may be amended in a manner that would have a material adverse impact on Aspen, in its capacity as a holder of Convertible Notes or a Shareholder, without the written consent of Aspen. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 13.3 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.4         Third Party Beneficiaries. The holders of Convertible Notes are each intended third party beneficiaries of the provisions of this Agreement that grant rights to them only, and each holder of Convertible Notes may enforce the provisions of this Agreement that grant rights to it to the extent that such holder complies with the requirements of the provision to be enforced. Pursuant to Section 13.12, the holders of Convertible Notes shall become a party to and shall be bound by this Agreement as a Shareholder party to it upon the conversion of the Convertible Notes into Shareholder Stock. Aspen, in addition to any other rights that it may have under this Agreement, is an intended third party beneficiary of Section 2.4, and may enforce the provisions of Section 2.4, subject to its Minimum Ownership Requirement.

13.5         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

13.6         Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)          the date of the closing of a public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended in which the Company receives gross proceeds of at least $10,000,000; or

(b)          the date on which this Agreement is terminated pursuant to Section 13.3.

13.7         Ownership. The Shareholders represent and warrant that each is the sole legal and beneficial owner of those shares of Shareholder Stock set forth opposite such Shareholder's name on Exhibit A, and that no other person has any interest (other than a community property interest) in such shares.

13.8         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Party to be notified at the address as set forth on the signature page or Exhibits hereof or at such other address as such Party may designate by ten (10) days advance written notice to the other Party hereto.

13.9         Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

13.10       Attorneys' Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

13.11       Termination of Prior Agreements. The following agreements are hereby expressly terminated by the execution of this Agreement by the parties to such agreements: (1) the Stock Redemption Agreement between the Company and Hanwha dated as of December 1, 2010; (2) the Voting Agreement between the Company and Hanwha dated as of December 1, 2010; (3) the Stock Redemption Agreement between the Company and POSCO dated as of June 8, 2011; (4) the Voting Agreement between the Company and POSCO dated as of June 8, 2011; (5) the Stock Redemption Agreement between the Company and certain Shareholders dated as of July 15, 2006; and (6) the Amended and Restated Voting Agreement between the Company and certain Shareholders dated as of January 14, 2009.

13.12       Shares Covered by this Agreement. This Agreement applies to all Shareholder Stock that is now or hereafter registered in the Company's records in a Shareholder's name or beneficiary or are legally owned by such Shareholder, including Shareholder Stock that is subsequently acquired by a Shareholder by gift; conversion of the Convertible Notes, Series A Stock, or other convertible debt or convertible equity securities of the Company; purchase; dividend; exercise of the Shareholder Options and Warrants or any other options, warrants or other security or right of any kind convertible into or exchangeable for Common Stock issued by the Company; or any other means, including through reorganization, recapitalization, stock split-up, combinations of shares, merger, or consolidation. Any individual or entity who is not a Shareholder but who acquires Shareholder Stock in the Company shall be become a party to and shall be bound by this Agreement as a Shareholder party to it, including the holders of Convertible Notes upon the conversion of the Convertible Notes into Shareholder Stock, and the Company shall not issue such Shareholder Stock unless and until such individual or entity executes an adoption agreement generally in the form of Exhibit B.

13.13       Entire Agreement. This Agreement and the exhibits attached to it, along with the Purchase Agreement and the other documents delivered pursuant to the Financing, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and no Party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each Party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement, the Purchase Agreement and the other Related Agreements (as defined in the Purchase Agreement).

13.14     Construction. References in this Agreement to any gender shall be construed to refer to all genders, and use of a plural or singular form shall be construed to refer to the other.

13.15     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[EXHIBITS AND COUNTERPART SIGNATURE PAGES FOLLOW.]

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

COMPANY:

XG SCIENCES, INC.

Signature:
Michael R. Knox
Chief Executive Officer

Date:___________________________________________

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

COMPANY:

XG SCIENCES, INC.

Signature:	/s/ Michael R. Knox
Michael R. Knox
Chief Executive Officer

Date:                            3-18-2013

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

ENTITY SHAREHOLDER:

Entity Name:

Signature:

Print Name:

Title:

Date:

XG SCIENCES, INC.

SHAREHOLDER AGREEMENT

COUNTERPART SIGNATURE PAGE

The foregoing XG SCIENCES, INC. SHAREHOLDER AGREEMENT is hereby executed by the undersigned.

INDIVIDUAL SHAREHOLDER or

JOINT INDIVIDUAL SHAREHOLDERS:

Signature #1:

Print Name:

Date:

Signature #2:

Print Name:

Date:

Exhibit A

LIST OF SHAREHOLDERS

Name of Shareholder	No. of Shares Owned	Percentage Ownership
Michael R. Knox	121,667	12.068%
Linnea Van Dyne	5,380	0.534%
Lawrence T. Drzal Revocable Trust	50,550	5.014%
Hiroyuki Fukushima	50,000	4.959%
Inhwan Do	50,000	4.959%
Michigan State University Foundation	9,543	0.947%
Mark S. Kerrins and Rosemary Kerrins. JTWROS	32,500	3.224%
Peter Bosanic and Lisa Kendzioski-Bosanic, JTWROS	2,550	0.253%
Paul Nordstrom	5,758	0.571%
Edward J. Demmer	30,000	2.976%
Kevin B. Miller	2,400	0.238%
David J. Donovan	16,257	1.612%
Jeffery A. Wesley	9,005	0.893%
Stephen J. Linder Trust No. 1	5,251	0.521%
Mark E. Hooper Revocable Living Trust	3,625	0.360%
W.D. Hamilton and S.M. Heathfield	7,251	0.719%
Marjorie E. Frisch	2,087,5	0.207%
Matthew H. Frisch	2,087,5	0.207%
Colin D. Cronin	4,570	0.453%
Ann Arbor SPARK	36,257	3.596%
Robert Skandalaris	34,977	3.469%
John W. Dourjalian	2,690	0.267%
William G. Lutz	1,653	0.164%
David and Vicky Pendell (JTWROS)	3,157	0.313%
Reed Shick	880	0.087%
Gary Griffin	1,500	0.149%
Robert L. McKellar	592	0.059%
ASC-XGS, LLC	166,023	16.467%
Hanwha Chemical Corporation	150,000	14.878%
POSCO, a South Korean corporation	200,000	19.837%
TOTALS	1,008,211	100.000%

Exhibit B

ADOPTION AGREEMENT

This ADOPTION AGREEMENT (this “Adoption Agreement”) is entered into effective as of ___________________ among XG Sciences, Inc., a Michigan corporation (the “Company”); and ___________________ (the “Adopting Shareholder”) pursuant to the terms of the Shareholder Agreement dated as of __________, 2013 among the Company and certain Shareholders of the Company (the “Shareholder Agreement”). Capitalized terms used but not defined in this Adoption Agreement shall have the meanings given to them in the Shareholder Agreement.

1.          Acknowledgement. The Adopting Shareholder acknowledges that the Adopting Shareholder is acquiring the following equity securities of the Company (the “Shares”):_________________________________________________, which Shares are subject to the terms and conditions of the Shareholder Agreement.

2.          Agreement. The Adopting Shareholder (i) agrees that the Shares acquired by the Adopting Shareholder are bound by and subject to the terms of the Shareholder Agreement, (ii) that the Adopting Shareholder hereby agrees to become a party to the Shareholder Agreement as a Shareholder and as such shall be, and the Shares shall be, bound by and subject to the terms of the Shareholder Agreement, and (iii) hereby adopts the Shareholder Agreement with the same force and effect as if Adopting Shareholder were originally a Shareholder party thereto.

ADOPTING SHAREHOLDER:

COMPANY:

XG Sciences, INC.

By:
______________________, President